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                                                                Exhibit 10.13(a)



                              DISPOSITION AGREEMENT


                  This Disposition Agreement (this "Agreement") is entered into as of December 10, 1998 between AMERICAN AXLE & MANUFACTURING OF MICHIGAN, INC., a Michigan corporation (the "Company") and RICHARD E. DAUCH (the "Holder").

                  In consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


1.       Definitions

         "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder.

         "Blackstone" shall mean Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II, Blackstone Family Investment Partnership II L.P. or any of their affiliates.

         "Board"  shall mean the Board of Directors of the Company.

         "Common Stock" shall mean the common stock, par value $.01, of the Company.

         "Disability" shall mean the inability of the Holder to perform in all material respects his duties and responsibilities to the Company, or any subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Board may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Board and the Holder (or his representative) shall furnish the Board with medical evidence documenting the Holder's disability or infirmity which is satisfactory to the Board.

         "Holder's Estate" shall mean the Holder's executors, administrators, testamentary trustees, legatees or beneficiaries.

         "Holder's Trust" shall mean a trust or custodianship the beneficiaries of which may include only the Holder, his spouse or his lineal descendants.

         "Offer" shall mean a bona fide offer to purchase any or all of the Holder's shares of Common Stock received by the Holder from any person or entity, and shall include, without limitation, any proposed sale of shares of Common Stock by the Holder under any available exemption from registration under the Act, including Rule 144 under the Act if it is then available or any applicable state securities law.

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         "Public Offering" shall mean the sale of shares of Common Stock pursuant to an effective registration statement under the Act, which results in an active trading market in Common Stock. If the Common Stock is listed on a United States securities exchange or is quoted on the NASDAQ National Market, it shall be deemed to be actively traded.

         "Stockholders' Agreement" shall mean the Stockholders' Agreement dated as of October 29, 1997, among Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II and Blackstone Family Investment Partnership II L.P., American Axle & Manufacturing of Michigan, Inc., Jupiter Capital Corporation, Morton E. Harris and the Holder.

2. Termination of Employment. In the event of the Holder's employment is terminated due to death or Disability (a "Termination Event") the Holder, the Holder's Estate or a Holder's Trust shall have the following rights:

         2.1. Liquidity Rights. Holder, the Holder's Estate or a Holder's Trust (collectively for purposes of this Agreement, the "Selling Entity") shall have the right, for a period of six months after the Termination Event, to hire an investment bank reasonably acceptable to the Company for a period not to exceed six months (reasonable out of pocket fees and expenses incurred in connection with a registration (but excluding underwriting discounts and commissions, legal counsel fees and expenses, transfer taxes and any other related fees and expenses) will be borne by the Company) to arrange for the sale of all or any portion of the Common Stock held by the Holder; provided, however, that if the Selling Entity receives an Offer from a third party (an "Offeror") which the Selling Entity wishes to accept, the Selling Entity shall cause the Offer to be reduced to writing and shall notify the Company and Blackstone in writing of his/its wish to accept the Offer. The Selling Entity's notice shall contain an irrevocable offer to sell such shares of Common Stock to the Company and Blackstone (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer, and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). At any time within 30 days after the date of the receipt by the Company and Blackstone of the Selling Entity's notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Common Stock covered by the Offer either (i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Board, by delivering a certified bank check or checks in the appropriate amount (and any such non-cash consideration to be paid) to the Selling Entity at the principal office of the Company against delivery of certificates or other instruments representing the shares of Common Stock so purchased, appropriately endorsed by the Selling Entity. In the event that the Company does not exercise its right to purchase the shares of Common Stock within 20 days after the receipt of the Offer, Blackstone shall have the right to purchase the shares of Common Stock on the same terms as set forth above with respect to the Company for a subsequent 10 day period. If at the end of such 30 day period (20 day right of first refusal for Company and 10 day right of first refusal for Blackstone), neither the Company nor Blackstone has tendered the purchase price for such shares in the manner set forth above, the Selling Entity may during the succeeding 60 day period sell not less than all of the shares of Common Stock covered by the Offer to the Offeror at a price and on terms no less favorable to the Holder than those contained


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in the Offer. Promptly after such sale, the Holder shall notify the Company and Blackstone of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company.

         2.2. Modification to Holder's Demand Registration Rights. If the Termination Event occurs subsequent to an initial Public Offering and the shares are actively traded, then, in addition to the rights of the Selling Entity set forth in Section 2.1 and subject to the Company's and Blackstone's right of first refusal set forth above (except in the case of any shares subject to an underwritten public offering of Common Stock), for a period of three months after the Selling Entity hires an investment bank pursuant to Section 2.1 (or six months if the Selling Entity elects not to hire an investment bank), the Selling Entity shall have the right to demand the registration of all but not less than all of the Holder's shares of Common Stock, subject to the rights, limitations and obligations of the Holder set forth in Sections 2.8 and 2.9 of the Stockholders' Agreement; provided, however, that if such demanded registration involves an underwritten offering and the managing underwriter or underwriters in good faith advise the Company, in writing that, in their opinion, the number of shares of Common Stock which are intended to be included in such registration exceeds the largest number of shares of Common Stock which can be sold in such offering without having an adverse effect on such offering (including the price at which the shares of Common Stock can be sold), then the Company will include in such registration (i) first, the shares of Common Stock the Selling Entity proposes to sell, (ii) second, the shares of Common Stock the Company proposes to sell for its own account, if any, and (iii) third, to the extent that the number of shares of Common Stock which the Company and the Selling Entity propose to sell is less than the number of shares of Common Stock which the Company has been advised can be sold in such offering without having the adverse effect referred to above, such amount of Piggy-Back Shares (as defined in the Stockholders' Agreement) shall be allocated pro rata among the other Stockholders (as defined in the Stockholders' Agreement) based upon their relative proportionate holdings of Common Stock on the date such registration statement is filed.

3. Conflict between Agreement and Stockholders' Agreement. In the event of any conflict between this Agreement and the Stockholders' Agreement, the terms of this Agreement shall control.

4. Amendment. This Agreement may be amended only by a writing executed by the parties hereto.

5. Notices. Any notices required under this Agreement shall be sent in the manner set forth in Section 3.7 of the Stockholders' Agreement.

6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof. The parties executing this Agreement hereby agree to submit to the non-exclusive jurisdiction of the federal and state courts located in the State of New York in any action or proceeding arising out of or relating to this Agreement.

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7. Counterparts. This Agreement may be executed in counterparts, all of which shall constitute one and the same instrument.




                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                       AMERICAN AXLE & MANUFACTURING OF
                                       MICHIGAN, INC.

                                       By:  /s/ Glenn H. Hutchins
                                            -----------------------------------
                                       Title:  Chairman, Compensation Committee


                                       /s/  Richard E. Dauch
                                       ----------------------------------------
                                       Richard E. Dauch